Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2011, with respect to the consolidated statements of operations, comprehensive loss and cash flows of CityDeal Europe GmbH included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Groupon Inc. for the registration of XX,XXX,XXX shares of its common stock.

June 1, 2011

/s/ Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Berlin, Germany

/s/ Jantz	/s/ Stander
(Jantz)	(Stander)
Certified Public Accountant	Wirtschaftsprüfer